EXHIBIT 21
                              SUBSIDIARIES OF THE REGISTRANT

    TECO Energy, Inc. owns, directly or indirectly, all the common stock of or a partnership interest in 46 subsidiaries, except as indicated below. All of the companies are organized under the laws of Florida except as indicated.
    Tampa Electric Company
      TERMCO, Inc.
      Power Engineering & Construction, Inc.
    TECO Diversified, Inc.
     TECO Transport & Trade Corporation
         Electro-Coal Transfer Corporation (a Louisiana corporation)
            G C Service Company, Inc.
         Gulfcoast Transit Company
         Mid-South Towing Company
         TECO Towing Company
      TECO Coal Corporation (a Kentucky corporation)
         Gatliff Coal Company (a Kentucky corporation)
         Rich Mountain Coal Company (a Tennessee corporation)
         Clintwood Elkhorn Mining Company (a Kentucky corporation) Pike-Letcher Land Company (a Kentucky corporation)
         Premier Elkhorn Coal Company (a Kentucky corporation)
      TECO Properties Corporation
         CPSC, Inc.
         City Plaza Partners, Ltd.
         30th Street R & D Park, Inc.
         UTC II, Inc.
         Tampa Essex, Inc.
         Tampa Essex Place Associates, Ltd.
      TECO Coalbed Methane, Inc. (an Alabama corporation)
    TECO Finance, Inc.
    TECO Oil & Gas, Inc.
    TECO Investments, Inc.
    TECO Power Services Corporation
      Hardee Power I, Inc.
      Hardee  Power II, Inc.
         Hardee Power Partners, Ltd.
      Lake County Power Resources, Inc.
      TPS Clean Coal, Inc.
      TPS Guatemala One, Inc.
      Tampa Centro Americana de Electricidad, Limitada*
           (a Guatemalan Limited Liability Company)
      TPS Operations Company
      TPS Panama One, Inc.
      TECO Energy Source, Inc.
      TPS International Power, Inc.(a Cayman Islands Limited Liability
          Company)
         TPS San Jose International, Inc.(a Cayman Islands Limited
             Liability Company)
            TPS San Jose, LDC (a Cayman Islands Limited Durations Company)
               TPS San Jose Power Holding Company, Ltd. (a Cayman Islands
                   Limited Liability Company)**
                  Central Generadora Electrica San Jose, Limitada***
                    (a Guatemalan Limited Liability Company)
         Tasajero I, LDC (a Cayman Islands Limited Durations company) Bosek, Gibson and Associates, Inc.
    TeCom Inc.

    * TPS Guatemala One, Inc. had an 98.15-percent partnership interest at Dec. 31, 1996.
    ** TPS San Jose, LDC had a 50 percent partnership interest at Dec. 31, 1996
    *** TPS San Jose Power Holding Company, Ltd. had a 46-percent partnership interest at Dec. 31, 1996.









